EXHIBIT 10.56

Issued: 1/02

Supersedes: 10/01

CONTRACT FOR FACILITY MANAGEMENT SERVICES

Carrier Center- 600West Seventh Street, Los Angeles, CA

THIS CONTRACT is made and entered into this 1st day of April, 2005, by and between Linc Facility Services, LLC, a Delaware corporation (hereinafter referred to as “Contractor”) and GIP 7th Street, LLC, a California limited liability company (hereinafter referred to as “Client”).

WHEREAS, the Client is the owner, operator or custodian of a facility or facilities known as Carrier Center- 600West Seventh Street, Los Angeles, CA (hereinafter referred to as “the Facility”); and

WHEREAS, the Client desires to contract with Contractor for the performance of certain specified facility management services by Contractor for the Facility; and

NOW THEREFORE, in consideration of the covenants and conditions set forth herein, the parties hereto agree as follows:

ARTICLE I - SCOPE OF WORK

Contractor shall provide the services set forth in Exhibit A hereto (hereinafter referred to as “the Services”) in accordance with the Contract Documents identified in Article X hereof.

ARTICLE II - TERM OF CONTRACT

This Contract shall be for the initial term of Two (2) years beginning on April 1, 2005, and shall thereafter be automatically renewed each year for an additional term of one (1) year unless terminated in writing by either party in accordance with Article VI hereof.

ARTICLE III - COMPENSATION TO CONTRACTOR

In consideration of the performance of the Services by Contractor under this Contract, Client shall promptly reimburse Contractor for all costs incurred in providing the Services and shall pay to Contractor a Fee as set forth in Exhibit B hereto in accordance with the payment terms of Article IV hereof.

ARTICLE IV - PAYMENTS

Contractor shall submit invoices to Client on a monthly basis for all labor (including payroll expenses and employee benefits). All labor expenses shall be billed in advance along with a mark up of 6% fee. Materials, equipment, tools, supplies, subcontractors and other costs incurred in the preceding month in providing the Services, along with a mark up of 6% fee. Each monthly invoice shall be paid in full by Client within thirty (30) days of receipt.

ARTICLE V - CHANGES

The Client may make changes in the Services provided by Contractor under this Contract. In the event of a change in the Services, the Client and Contractor shall issue a written Amendment to this Contract agreed to and signed by authorized representatives of the Client and Contractor which sets forth a description of the change and the resulting increase or decrease, if any, to the amount payable to Contractor under this Contract. Contractor shall be reimbursed for all additional costs caused by any change to the Services in accordance with Article IV hereof.

ARTICLE VI - TERMINATION

This Contract may be terminated by either party without cause at the end of the initial term or at any time by giving sixty (60) days’ written notice to the other party. Any amounts due to Contractor by the Client under this Contract shall be pro-rated to the effective date of termination.

If the Client fails to pay any amount to Contractor when due under this Contract, Contractor may terminate this Contract after ten (10) days’ written notice to Client of such default in payment.

In the event Contractor should become bankrupt, insolvent, fail to pay for materials or services of which it has received payment from the Client, make an assignment or arrangement for the benefit of creditors, refuse or neglect to perform the Services properly, diligently and in accordance with the Contract Documents, or otherwise default under any of the provisions of this Contract, and Contractor should fail to commence good faith efforts to cure or to correct all such events of default within five (5) days after receipt of written notice of default from the Client, then Client may at its option terminate this Contract and Contractor’s right to proceed with all or any part of the Services, take possession of all materials, equipment, tools and supplies purchased for performance of the Services and for which Contractor has been paid, and finish such terminated Services by such reasonable means as the Client sees fit. Contractor shall assign to the Client any existing subcontracts, purchase orders or purchase agreements for goods or services in connection with the Services upon request by the Client.

Upon a termination of this Contract by either party, with or without cause, the Client shall pay to Contractor the amount of any and all unpaid costs incurred by Contractor in providing the Services through and including the effective date of termination. In addition, if this Contract is terminated, the Client shall pay to Contractor the earned and unpaid balance of the Fee of Contractor.

ARTICLE VII - INSURANCE AND INDEMNITY

Contractor shall maintain in effect at all times during the term of this Contract Comprehensive General Liability Insurance and Automobile Liability Insurance covering its performance under this Contract with limits of liability in the respective amounts set forth below. Contractor shall also maintain not less than statutory Workmens’ Compensation Insurance and Employers’ Liability Insurance. Contractor shall provide the Client with Certificate(s) of Insurance verifying that such insurance is in full force and effect and that the Client will be notified by the insurer at least thirty (30) days prior to any change or cancellation of the policy or policies.

Bodily Injury	Property Damage
$1,000,000.00 Aggregate	$1,000,000.00 Aggregate

The Client shall obtain fire and extended coverage, vandalism, and malicious mischief insurance, including boiler or pressure vessel explosion coverage, and all other coverages reasonably necessary to adequately cover reasonably foreseeable risks, insuring the buildings, contents, systems, equipment, and other improvements included in the Facility, and all additions, extensions, alterations and modifications thereto, including a waiver of any right of subrogation against Contractor. Client shall name Contractor as an additional insured on its property and comprehensive general liability policies and shall furnish Contractor a certificate to that effect.

Contractor shall defend, indemnify and hold harmless Client, its affiliates, subsidiaries, and their agents and employees, from and against any and all claims and liabilities of whatsoever kind or nature arising out of or in connection with the Services, including attorneys’ fees, to the extent caused by the gross negligence or willful misconduct of Contractor, its agents or employees. The Client shall defend, indemnify and hold harmless Contractor, its affiliates, subsidiaries, and their agents and employees, from and against any and all claims and liabilities of whatsoever kind or nature arising out of or in connection with the Services, including attorneys’ fees, to the extent caused by the gross negligence or willful misconduct of the Client, its agents or employees.

ARTICLE VIII - LIMITATION OF LIABILITY

Neither Contractor nor the Client shall be liable to the other under this Contract or otherwise, whether based upon contract, strict liability, tort (including negligence) or warranty (either express or implied) for loss of use, lost profits, lost rental, business interruption, decreased productivity or production, or any other indirect, incidental, consequential or special damages of any nature whatsoever. The exclusive remedies of the parties are as provided in this Contract.

ARTICLE IX - PERSONNEL

Contractor and the Client shall designate in writing their respective representative, who will have full power and authority to act for and on their behalf in connection with this Contract, except to amend the terms of this Contract other than as set forth herein.

Further, Contractor and the Client hereby agree that neither party will at any time during the term of this Contract or for a period of one (1) year immediately following the termination of this Contract, contact, solicit or call upon any officers, personnel or employee of the other party for purposes of hiring, employing or otherwise interfering with the contractual relationship of the person with the party, or hire, employ or take away any employee of the other without the prior written approval of the other party.

If either party breaches the above covenant, the offended party shall have the right to injunctive relief from a court of competent jurisdiction to restrain the offending party from employing such employee and for an order enforcing the terms of the covenant, and the offending party shall pay to the offended party all damages sustained by the offended party, including without limitation, the reasonable attorneys’ fees and costs incurred by the offended in enforcing the provisions of said covenant.

ARTICLE X – TAXES AND FEES

Client is responsible for and shall pay all Taxes imposed or levied by any entity on the goods or services furnished by Contractor or any subcontractor or supplier of Contractor under or in connection with this Agreement. In the event Contractor is required to remit any Taxes owed by

Client, Contractor may recover the amount thereof from Client. Client shall defend, indemnify and hold Contractor harmless from any claim or demand for payment of such Taxes and any related penalties, interest or legal fees.

Taxes means any and all existing or new taxes including, but not limited to, ad valorem, property, occupation, generation, privilege, sales, use, consumption, excise, franchise, utility, business, energy, transaction and other taxes, governmental and municipal charges, licenses, fees and assessments, but not including taxes based on net income or capital.

Either Party, upon the request of the other, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party or any transaction hereunder is exempt from any Taxes, and each Party shall use reasonable efforts to (a) obtain and cooperate in obtaining any exemption or reduction of such Taxes and (b) administer this Contract and implement the provisions in accordance with the intent to minimize such Taxes.

ARTICLE XI - CONTRACT DOCUMENTS

This Contract shall include the following Contract Documents, each of which is incorporated herein by reference and made a part hereof. In the event of a conflict between the provisions of this Contract and any of the Contract Documents referred to herein, the provisions of this Contract shall govern:

Scope of Services (Exhibit A)

Fee of Contractor (Exhibit B)

  General Conditions (Exhibit C)

ARTICLE XII - COMPLETE CONTRACT

This Contract constitutes the entire contract between the parties and supersedes and nullifies all prior negotiations, proposals or stipulations. There are no prior or contemporaneous agreements or presentations not included or provided for herein. No agent or representatives of either party has authority to make, nor is either party relying upon, any representation not expressly contained herein. This Contract may be amended only by a written modification signed by an officer of each party.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized officers on the day and year first above written.

WITNESS/ATTEST:	CLIENT: GIP 7th Street, LLC

	By:	/s/ MICHAEL FOUST
(Title)

WITNESS/ATTEST:	LINC FACILITY SERVICES, LLC

	By:	/s/ MIKE BANICH
	Western Regional Director	(Title)

CONTRACT FOR FACILITY MANAGEMENT SERVICES

EXHIBIT A

SCOPE OF SERVICES

Included in the scope of work are the operations and maintenance repairs of the mechanical, electrical, plumbing, and general building service systems of the Carrier Center, Los Angeles. This includes, but is not limited to:

•	Performance of preventive maintenance activities and routine repairs on the building systems and machinery.

•	Maintenance and repair (excluding fixture cleaning) for all lighting within the facilities. Scope will include electrical distribution systems.

•	Maintenance & repair of all plumbing systems & equipment.

•	Work order dispatch, receipt, tracking, and report using hand held MobileLinc technology.

•	Continually improve and update the Maintenance databases for the maintenance tasking & frequencies for all MEP equipment.

•	Operate the HVAC systems to provide optimal performance of the equipment and will conduct a review of system performance and make recommendations for improved performance.

•	Visual inspections and regularly scheduled condition reports for the roofs and flashings, building facades, interior surfaces, sidewalks and grounds, parking lots & other paved surfaces, doors, windows, exterior lightning protection systems, and exterior envelope condition.

•	Interior and exterior general repair.

•	Subcontract management as it relates to MEP systems.

•	The Chief Engineer will provide monthly activity reports describing the prior month’s activities and planned activities for the ensuing month.

•	This contract excludes all materials (both permanent and consumable) and repair parts.

Subcontracts

Subcontracts Directly Paid by Digital Realty –All Sites

•	Janitorial

•	Elevators

•	Diesel Generators and Fire Pump

•	UPS Systems

•	DC Power

•	Security System Testing, Repair and Maintenance

•	Fire Alarm System Testing, Repair and Maintenance

•	Minor interior and exterior building repairs

•	Pest Control

•	Water Treatment

•	Chiller/Boiler Maintenance & Repair

•	ATC (Auto Temp Controls) Repair and Maintenance

Quality Assurance Committee

•	LFS will establish a Quality Assurance Committee to review the quality of the project’s performance. The committee will meet with Digital Realty Senior Management representatives on a quarterly basis or as determined.

CONTRACT FOR FACILITY MANAGEMENT SERVICES

EXHIBIT B

FEE OF CONTRACTOR

LFS proposes to perform its services on a reimbursable cost plus fee basis. The first year estimated cost on an itemized basis shall be as follows:

Carrier Center – Los Angeles	First Year Estimated Cost
Labor (includes $18,784 allowance for Emergency. Call-in)	$315,702
Start up Fee (One time)	$10,135
Ongoing costs	$12,900
Management Fee	$20,324

Total	$359,061

The proposed annual budgets for these facilities are enclosed below. LFS has projected the reimbursable cost budget based upon the Scope of Work. LFS will invoice at actual invoiced cost plus 6%. All costs for services will be invoiced monthly with payment due within 30 days of invoice.

Contractor shall submit invoices to Client on a monthly basis for all labor (including payroll expenses and employee benefits). All labor expenses shall be billed in advance along with a mark up of 6% fee. Materials, equipment, tools, supplies, subcontractors and other costs incurred in the preceding month in providing the Services, along with a mark up of 6% fee. Each monthly invoice shall be paid in full by Client within thirty (30) days of receipt.

CONTRACT FOR FACILITY MANAGEMENT SERVICES

EXHIBIT C

GENERAL CONDITIONS

1. Contractor Work Areas. Contractor shall keep and maintain all of its work areas at the Facility in a neat and orderly fashion and free from obstacles and debris. Contractor shall deposit trash into receptacles provided by the Client.

2. Compliance. Contractor shall comply with all federal, state and local laws, regulations and ordinances, including affirmative action regulations and occupational safety and health standards, applicable to the performance of the Services under this Contract.

3. Access to the Work. Contractor shall be afforded reasonable access to all necessary systems, equipment and areas when required to perform the Services under this Contract, subject to reasonable security restrictions as directed by Client. Contractor shall not be responsible for any equipment malfunction, injuries or damages of any nature due to an unreasonable prevention or denial of access to perform the Services.

4. Inspection. The Client shall regularly inspect the performance of Contractor and administer this Contract through its designated representative at the Facility, who shall communicate directly with the Regional Vice President of Contractor. If at any time the Client determines that Contractor failed to perform the Services or any part thereof in accordance with this Contract, Client shall notify Contractor in writing of any such failure.

5. Warranties of Manufacturers, Supplier and Subcontractors. Contractor shall pass on to the Client the benefit of any warranties or guarantees of all manufactures, suppliers and subcontractors providing labor and/or materials in connection with the Work. Contractor shall not be liable to the Client for any defects, failures or deficiencies in the performance of any such manufacturer, supplier or subcontractors, or damages arising out of said performance, except to the extent of any warranties or guarantees provided thereby.

6. Contractor Facility Personnel. Contractor shall maintain competent and sufficient staff assigned to the Facility to perform the Services under this Contract. All Contractor employees assigned to the Facility shall maintain a neat and professional appearance at all times while performing the Services. The Client may reasonably request the removal and replacement of any direct employee of Contractor assigned to the Facility for good cause, and Contractor shall be given a reasonable time to interview and select a replacement for any such employees.

Contractor will cooperate with the Client in obtaining and maintaining appropriate and necessary security clearances for its employees in connection with the performance of the Services.

7. Contractor Facility Office. The Client shall provide adequate work space, equipment, tools, supplies and storage area at the Facility for use by Contractor in performing the Services under this Contract, including all utilities at no cost to Contractor.